UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2015

LIFEAPPS BRANDS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Polo Plaza, 3790 Via De La Valle, #116E Del Mar, CA 92014

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(858)-577-0500

LIFEAPPS DIGITAL MEDIA INC.
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We previously announced in a Form 8-K dated October 26, 2015, that the Board of Directors of LifeApps Digital Media Inc. (the “Company”) resolved, and the majority stockholders of the Company voted, to authorize an amendment to our Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to, among other things, (i) change our name from LifeApps Digital Media Inc. to LifeApps Brands Inc. (the “Name Change”) and (ii) to reduce the number of outstanding shares of our common stock by means of one-for-fifteen (1:15) reverse stock split (the “Reverse Stock Split”). The Charter Amendment also implemented an increase in the Company’s authorized capital stock from 310,000,000 shares (300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share) to 510,000,000 shares (500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share) (the “Authorized Capital Increase”).

The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 31, 2015 to effect the Name Change, the Reverse Stock Split and the Authorized Capital Increase. The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

FINRA advised the Company on January 6, 2016 that the Reverse Stock Split and the Name Change will take effect on the over-the-counter market at the open of business on January 7, 2016 (the “Effective Date”). At the open of trading on the Effective Date, the Company’s common stock has started trading on a post-reverse stock split basis.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2016	By:	/s/ Robert Gayman
Name: Robert Gayman
Title: President